UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 2, 2010

Zep Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33633	26-0783366
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1310 Seaboard Industrial Boulevard, Atlanta, Georgia		30318-2825
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (404) 352-1680

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

The information set forth under Item 2.01 of this Current Report on Form 8-K with respect to the Transition Services Agreement (as defined below) is incorporated by reference in response to this Item 1.01.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On September 2, 2010 (the “Closing Date”), Amrep, Inc. (“Amrep”), Amrep IP Holdings, LLC (“Amrep IP”), and Acuity Holdings, Inc., (“Acuity”, and together with Amrep and Amrep IP, the “Buyers”), each a wholly-owned subsidiary of Zep Inc. (“Zep”), completed the acquisition of certain assets and the assumption of certain liabilities of the North American operations (the “Business”) of Waterbury Companies, Inc. (“Waterbury”), Air Guard Control (Canada) Limited (“Air Guard Canada”), and Air Guard Control Corporation (“Air Guard Control” and collectively with Waterbury and Air Guard Canada, the “Sellers”) for a purchase price of $66 million in cash, subject to post-closing working capital adjustments. The purchase price was funded 100% with borrowings under Zep’s senior secured credit facility.

The transaction was consummated pursuant to an asset purchase agreement (the “Asset Purchase Agreement”) which was previously disclosed on a Current Report on Form 8-K filed by Zep on July 27, 2010. Pursuant to the terms of the Asset Purchase Agreement, the Buyers acquired substantially all of the North American operating assets of the Sellers, including, among other things, all inventories owned by the Sellers, all equipment, machinery and other tangible personal property used in the Business (subject to certain exceptions), and all intellectual property used in the Business, but excluding certain assets, including all real property (other than an Air Guard Canada lease) and certain contracts. In addition, the Buyers assumed, among other things, certain liabilities and obligations arising out of or relating to assumed contracts, as well as the Sellers’ obligations under the Air Guard Canada lease.

Zep issued a press release on September 2, 2010 announcing the closing of the transaction. A copy of the press release is filed herewith as Exhibit 99.1 and incorporated by reference herein.

In accordance with the Asset Purchase Agreement, Amrep, Acuity, Waterbury and Air Guard Canada entered into a Transition Services Agreement, dated as of the Closing Date (the “Transition Services Agreement”), pursuant to which Waterbury and Air Guard Canada will provide or will cause other parties to provide certain transition services during the transition period, including, among other things, the manufacturing, packaging and delivery of products used or sold in the Business (including the ordering and requisition of all raw materials, chemicals and other necessary materials), the storage, maintenance and preservation of acquired assets, and assistance with product line transfers (collectively, the “Services”). The Services will be provided under the Transition Services Agreement at cost, subject to certain exceptions. The Transition Services Agreement has a term that, subject to certain exceptions, expires on May 31, 2011 (the “Termination Date”).

The foregoing description of the Transition Services Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the form of the Transition Services Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 2.01 of this Current Report on Form 8-K and under Item 1.01 of Zep’s Current Report on Form 8-K filed on July 19, 2010 is incorporated by reference in response to this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Form of Transition Services Agreement, by and between Amrep, Inc., Acuity Holdings, Inc., Waterbury Companies, Inc. and Air Guard Control (Canada) Limited, dated as of September 2, 2010 (filed herewith).

99.1	Press release dated September 2, 2010 (filed herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:    September 3, 2010

Zep Inc.

By:	/S/ PHILIP A. THEODORE
Philip A. Theodore
Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Transition Services Agreement, by and between Amrep, Inc., Acuity Holdings, Inc., Waterbury Companies, Inc. and Air Guard Control (Canada) Limited, dated as of September 2, 2010 (filed herewith).

99.1	Press release dated September 2, 2010 (filed herewith).